Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
October 31, 2013	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER FISCAL 2014 RESULTS
COLUMBUS, Ohio, Oct. 31 -- Lancaster Colony Corporation (Nasdaq: LANC) today reported results for its fiscal 2014 first quarter that ended September 30, 2013:

•	Net sales reached $286 million, off two percent from prior-year first quarter sales of $291 million.

•	Specialty Foods net sales of $248 million were off slightly from the year-ago level, reflecting improved foodservice volumes offset by flat retail volumes and increased trade promotion costs.

•	Glassware and Candles net sales decreased ten percent from the year-ago quarter to $38 million, reflecting a decline in volume.

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Net income of $24,801,000, or $.91 per diluted share, decreased from the prior-year’s $26,662,000, or $.98 per diluted share. The lower sales, combined with higher trade promotion costs and a less favorable sales mix in the Specialty Foods segment, led to this decline.

•	Cash dividends were continued at the higher rate set in May 2013. The company’s debt-free balance sheet reflected $133 million in cash and equivalents at September 30, 2013.
Chairman and CEO John B. Gerlach, Jr. said, “While pleased with our overall market positioning, we saw our first quarter’s sales and results affected by a retail environment that remains challenged. We believe our additional investments in promotional support behind selected retail food categories such as refrigerated dressings, croutons and garlic toast helped solidify our product placement.”
Specialty Foods sales benefited from improved volumes of both foodservice and branded retail product lines, while sales of private label retail product lines decreased. Additionally, higher trade promotion costs adversely affected both the segment’s net sales and operating results. Specialty Foods operating income of $39.5 million declined 7.5 percent. As further affected by the higher foodservice sales mix, segment operating income margins fell to 15.9 percent, compared to 17.2 percent in the prior year. The impact of fluctuations in product pricing and material costs was not significant.
First quarter candle sales reflected challenging retail conditions, lower sales of contract-manufactured products and the impact of customer planogram changes in the prior year. Segment operating income of $1.2 million improved by approximately $0.6 million as a more favorable product mix offset the impact of lower net sales.
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Mr. Gerlach said, “Looking forward, we expect our seasonally stronger second quarter will reflect higher food volumes and modestly lower input costs. Sales of seasonal and contract-manufactured candles will likely reflect softening, although these product sales tend to be lower-margined in nature. We believe our continued balance sheet strength allows us considerable flexibility in supporting our future growth initiatives.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 31, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.
About the Company
Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products focusing primarily on specialty foods for the retail and foodservice markets.
Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	price and product competition;

•	fluctuations in the cost and availability of raw materials;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	maintenance of competitive position with respect to other manufacturers, including global sources of production;

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•	dependence on key personnel;

•	stability of labor relations;

•	the uncertainty regarding the effect or outcome of any decision to explore further strategic alternatives for our nonfood operation;

•	dependence on contract copackers and limited or exclusive sources for certain goods;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:    John L. Boylan, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2013	2012
Net sales	$285,856	$290,976
Cost of sales	224,218	225,259
Gross margin	61,638	65,717
Selling, general & administrative expenses	24,038	25,145
Operating income	37,600	40,572
Interest income and other – net	(48)	14
Income before income taxes	37,552	40,586
Taxes based on income	12,751	13,924
Net income	$24,801	$26,662

Net income per common share:(a)
Net income – basic and diluted	$0.91	$0.98

Cash dividends per common share	$0.40	$0.36

Weighted average common shares outstanding:
Basic	27,268	27,229
Diluted	27,312	27,264

(a)	Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2013	2012
NET SALES
Specialty Foods	$248,137	$248,881
Glassware and Candles	37,719	42,095
	$285,856	$290,976

OPERATING INCOME
Specialty Foods	$39,543	$42,758
Glassware and Candles	1,169	608
Corporate expenses	(3,112)	(2,794)
	$37,600	$40,572

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2013	June 30, 2013
ASSETS
Current assets:
Cash and equivalents	$133,075	$123,386
Receivables – net of allowance for doubtful accounts	82,890	70,398
Total inventories	113,047	109,151
Deferred income taxes and other current assets	18,360	23,123
Total current assets	347,372	326,058
Net property, plant and equipment	186,997	189,695
Other assets	104,111	104,211
Total assets	$638,480	$619,964

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,772	$41,890
Accrued liabilities	41,789	35,287
Total current liabilities	83,561	77,177
Other noncurrent liabilities and deferred income taxes	42,053	41,565
Shareholders’ equity	512,866	501,222
Total liabilities and shareholders’ equity	$638,480	$619,964

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